UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 9, 2001

                          STRATUS SERVICES GROUP, INC.
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             (Exact name of Registrant as specified in its charter)

Delaware                               001-15789                      22-3499261
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(State or other jurisdiction      (Commission File No.          (I.R.S. Employer
of incorporation or organization                             Identification No.)

             500 Craig Road, Suite 201, Manalapan, New Jersey 07726
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                    (Address of principal executive offices)

                                 (732) 866-0300
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               (Registrant's telephone number including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

      (a) On August 7, 2001, Stratus Services Group, Inc., a Delaware corporation ("Stratus" or the "Registrant") closed on the purchase of substantially all of the tangible and intangible assets, excluding accounts receivable of eight offices of Source One Personnel, Inc. ("Source One"), a New Jersey corporation, pursuant to the terms of an Asset Purchase Agreement dated July 27, 2001. The initial purchase price for the assets was $3.4 million, of which $200,000, in cash, and 400,000 shares of Stratus Service Group, Inc. restricted common stock were paid at the closing and the remaining $2.4 million was represented by promissory notes. The first note, representing $600,000, is payable in one installment of $600,000 plus accrued interest at 7% per annum, at 180 days after the closing of the asset purchase agreement. The second note, representing $1.8 million bears interest at 7% per annum and payable over a four-year period in equal quarterly payments beginning 120 days after the closing of the Asset Purchase Agreement. In connection with the transaction, Source One entered into a Non-competition and Non-Solicitation Agreement pursuant to which it agreed not to compete with the Registrant in the territories of the acquired business for a period of four years and to not solicit the employees or customers of the acquired business for a period of four years.

      The purchase price was arrived at through arms-length negotiations between the parties. The cash portion of the purchase price was funded from available cash on hand.

      The Source One branches provide temporary light industrial and clerical staffing in eight business locations in the cities of Lawrenceville, NJ, North Brunswick, NJ, Cherry Hill, NJ, Freehold, NJ, Paulsboro, NJ, Abington, PA, Fairless Hills, PA and Newark, DE, with estimated 2000 revenues of $15 million.

      The Registrant currently intends to continue to operate the business formerly conducted by Source One at the purchased locations with the purchased assets for the foreseeable future. The foregoing statement of the Registrant's intention is a forward looking statement within the meaning of Section 21E of the Securities Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Registrant and the purchased locations, the capital requirements of continuing Source One's current business and others. Should these assumptions change, or prove to be inaccurate, the Registrant's actual future conduct of Source One's business could differ materially from the intention stated.

      The above descriptions of the asset purchase agreement and the Non-competition and Non-solicitation agreements do not purport to be complete and are qualified in their entirety by the full text of such documents, which are attached as exhibits hereto.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

      It is not practicable to provide the financial statements required to be filed as a result of the acquisitions of the assets of Source One described in
Item 2 hereof (the "Financial Statements") on the date that this report is being filed with the Securities and Exchange Commission. The Financial Statements will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after this report is filed. The Registrant expects to file the Financial Statements no later than October 7, 2001.

      (b) PRO FORMA FINANCIAL INFORMATION

      It is practicable to provide the pro forma financial information required to be filed as a result of the acquisitions of the assets of Source One described in Item 2 hereof (the "Pro Forma Information"), on the date that this report is being filed with the Securities and Exchange Commission. The Pro Forma Information will be filed by amendment to this Form 8-K as soon as practicable, but in any event not later than 60 days after this report is filed. The Registrant expects to file the Pro Forma Information no later than September 27, 2001.

(c)   EXHIBITS.

      2.1 Asset Purchase Agreement, dated July 27, 2001, by and between Stratus Services Group, Inc. and Source One Personnel, Inc.

      10.1 Non-Competition Agreement, dated July 27, 2001, between Stratus Services Group, Inc. and Source One Personnel, Inc.

      10.2 Promissory Note and Security Agreement in the amount of $600,000, dated as of July 27, 2001, issued by Stratus Services Group, Inc. to Source One Personnel Services, Inc.

      10.3 Promissory Note and Security Agreement in the amount of $1.8 million, dated as of July 27, 2001, issued by Stratus Services Group, Inc. to Source One Personnel, Inc.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        STRATUS SERVICES GROUP, INC.


                                        By: /s/ JOSEPH J. RAYMOND
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                                              Joseph J. Raymond
                                              President & CEO


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